EXHIBIT 99.1

For immediate release:                                                                                                              Contact:                            Jennifer Schuricht
August 4, 2010                                                                                                                                                      702.402.5241

NV ENERGY RELEASES CORPORATE RESPONSIBILITY AND SUSTAINABILITY REPORT

Las Vegas - NV Energy (NYSE:NVE) has released its Corporate Responsibility and Sustainability Report for 2009, which outlines the company’s programs and initiatives that promote sustainable performance. The report, the second for NV Energy, summarizes the company’s achievements in multiple areas including environmental management, renewable energy, community engagement, workforce development and conservation.

“Our commitment to sustainable performance guides every aspect of our business, and is essential to our company’s continued success,” said Michael Yackira, NV Energy President and Chief Executive Officer. “I’m proud of what NV Energy has accomplished to improve our environment, our community and our company.”

The NV Energy Corporate Responsibility and Sustainability Report 2009 was developed using the Global Reporting Initiative (GRI) G3 Guidelines.

Read the full report at http://www.nvenergy.com/renewablesenvironment/sustainabilityreport.cfm

Headquartered in Las Vegas, Nevada, NV Energy, Inc. is a holding company with principal subsidiaries, Nevada Power Company and Sierra Pacific Power Company, doing business as NV Energy. Serving a combined 54,500-square-mile service territory, NV Energy provides a wide range of energy services and products to approximately 2.4 million citizens of Nevada and nearly 40 million tourists annually.

###